                                   OPPENHEIMER MAIN STREET GROWTH & INCOME FUND
                                  A series of Oppenheimer Main Street Funds, Inc.
                                               AMENDED AND RESTATED
                                     DISTRIBUTION AND SERVICE PLAN AND AGREEMENT
                                                        With
                                         OppenheimerFunds Distributor, Inc.
                                                For Class B shares of
                                    Oppenheimer Main Street Growth & Income Fund

This Distribution and Service Plan and Agreement (the "Plan") is dated as of the 30th    day  of  March,  2001,  by
and between  Oppenheimer Main Street Funds,  Inc. on behalf of its series,  Oppenheimer Main Street Growth & Income
Fund (the "Fund") and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.       The Plan.  This Plan is the Fund's  written  distribution  and service plan for Class B shares of the Fund
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(the  "Shares"),  contemplated  by Rule  12b-1 as it may be  amended  from  time to time  (the  "Rule")  under  the
Investment  Company Act of 1940 (the "1940 Act"),  pursuant to which the Fund will  compensate the  Distributor for its  services  in  connection  with the  distribution  of Shares,  and the  personal  service  and  maintenance  of shareholder  accounts that hold Shares  ("Accounts").  The Fund may act as distributor of securities of which it is the issuer,  pursuant  to the Rule,  according  to the terms of this Plan.  The terms and  provisions  of this Plan shall be interpreted and defined in a manner  consistent  with the provisions and definitions  contained in (i) the
1940 Act, (ii) the Rule,  (iii) Rule 2830 of the Conduct Rules of the National  Association of Securities  Dealers,
Inc.,  or any  amendment or successor to such rule (the "NASD Conduct  Rules") and (iv) any  conditions  pertaining either to  distribution-related  expenses or to a plan of distribution to which the Fund is subject under any order on which the Fund relies, issued at any time by the U.S. Securities and Exchange Commission ("SEC").

2.       Definitions.  As used in this Plan, the following terms shall have the following meanings:
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         (a)      "Recipient"  shall  mean any  broker,  dealer,  bank or other  person  or entity  which:  (i) has rendered  assistance  (whether  direct,  administrative  or both) in the  distribution  of Shares  or has  provided administrative  support  services with respect to Shares held by Customers  (defined below) of the Recipient;  (ii)
shall furnish the Distributor (on behalf of the Fund) with such  information as the  Distributor  shall  reasonably request to answer such  questions as may arise  concerning  the sale of Shares;  and (iii) has been selected by the
Distributor to receive payments under the Plan.

         (b)      "Independent  Directors"  shall mean the  members of the Fund's  Board of  Directors  who are not
"interested  persons"  (as  defined  in the 1940  Act) of the Fund and who have no  direct  or  indirect  financial interest in the operation of this Plan or in any agreement relating to this Plan.

         (c)      "Customers"  shall  mean such  brokerage  or other  customers  or  investment  advisory  or other clients of a Recipient,  and/or accounts as to which such Recipient provides  administrative support services or is a custodian or other fiduciary.

         (d)      "Qualified  Holdings"  shall mean,  as to any  Recipient,  all Shares  owned  beneficially  or of record by:  (i) such  Recipient,  or (ii) such  Recipient's  Customers,  but in no event  shall any such  Shares be deemed  owned by more than one  Recipient  for  purposes  of this  Plan.  In the event that more than one person or entity would  otherwise  qualify as Recipients as to the same Shares,  the Recipient  which is the dealer of record on the Fund's books as determined by the  Distributor  shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.       Payments for Distribution Assistance and Administrative Support Services.
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         (a)      Payments  to the  Distributor.  In  consideration  of  the  payments  made  by  the  Fund  to the
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Distributor  under this Plan,  the  Distributor  shall provide  administrative  support  services and  distribution assistance  services  to the Fund.  Such  services  include  distribution  assistance  and  administrative  support services  rendered in connection with Shares (1) sold in purchase  transactions,  (2) issued in exchange for shares of another  investment company for which the Distributor  serves as distributor or  sub-distributor,  or (3) issued pursuant to a plan of  reorganization  to which the Fund is a party.  If the Board  believes  that the  Distributor may not be rendering  appropriate  distribution  assistance or  administrative  support services in connection with the sale of Shares,  then the  Distributor,  at the  request of the Board,  shall  provide the Board with a written report or other information to verify that the Distributor is providing  appropriate  services in this regard.  For such services, the Fund will make the following payments to the Distributor:

                   (i)  Administrative  Support  Services  Fees.  Within  forty-five  (45)  days of the end of each
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calendar  quarter,  the Fund will make  payments in the aggregate  amount of 0.0625%  (0.25% on an annual basis) of the average  during that calendar  quarter of the aggregate net asset value of the Shares  computed as of the close of each business day (the "Service  Fee").  Such Service Fee payments  received from the Fund will  compensate  the
Distributor for providing  administrative  support services with respect to Accounts.  The  administrative  support services  in  connection  with  Accounts  may  include,  but shall not be limited  to, the  administrative  support services that a Recipient may render as described in Section 3(b)(i) below.

                  (ii)  Distribution  Assistance Fees (Asset-Based  Sales Charge).  Within ten (10) days of the end
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of each month,  the Fund will make  payments in the aggregate  amount of 0.0625%  (0.75% on an annual basis) of the average  during the month of the aggregate net asset value of Shares  computed as of the close of each business day
(the  "Asset-Based  Sales  Charge")  outstanding  until such Shares are redeemed or  converted to another  class of shares of the Fund, provided however,  that a majority of the Independent  Directors may, but are not obligated to, set a time  period  (the  "Fund  Maximum  Holding  Period")  from  time to time  for  making  such  payments.  Such
Asset-Based  Sales  Charge  payments  received  from  the  Fund  will  compensate  the  Distributor  for  providing distribution assistance in connection with the sale of Shares.

                  The  distribution  assistance to be rendered by the Distributor in connection with the Shares may include,  but shall not be limited to, the following:  (i) paying sales commissions to any broker,  dealer, bank or other person or entity that sells  Shares,  and/or paying such persons  "Advance  Service Fee Payments" (as defined below) in advance of, and/or in amounts  greater than, the amount  provided for in Section 3(b) of this  Agreement;
(ii) paying  compensation  to and expenses of personnel of the  Distributor  who support  distribution of Shares by
Recipients;  (iii)  obtaining  financing or providing such financing from its own resources,  or from an affiliate, for the  interest  and other  borrowing  costs of the  Distributor's  unreimbursed  expenses  incurred in rendering
distribution   assistance  and  administrative  support  services  to  the  Fund;  and  (iv)  paying  other  direct distribution  costs,  including  without  limitation the costs of sales  literature,  advertising and  prospectuses
(other than those prospectuses furnished to current holders of the Fund's shares  ("Shareholders")).

         (b)      Payments to  Recipients.  The  Distributor  is authorized  under the Plan to pay  Recipients  (1)
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distribution  assistance  fees for rendering  distribution  assistance in connection with the sale of Shares and/or
(2) service  fees for  rendering  administrative  support  services  with  respect to  Accounts.  However,  no such payments  shall be made to any  Recipient  for any such  quarter in which its  Qualified  Holdings  do not equal or exceed,  at the end of such quarter,  the minimum amount ("Minimum  Qualified  Holdings"),  if any, that may be set from time to time by a majority of the Independent  Directors.  All fee payments made by the Distributor  hereunder are subject to  reduction  or  chargeback  so that the  aggregate  service  fee  payments  and Advance  Service Fee
Payments do not exceed the limits on  payments  to  Recipients  that are,  or may be,  imposed by the NASD  Conduct
Rules.  The  Distributor  may make Plan  payments  to any  "affiliated  person" (as defined in the 1940 Act) of the
Distributor  if such  affiliated  person  qualifies  as a  Recipient  or retain such  payments  if the  Distributor qualifies as a Recipient.

                  (i)  Service  Fee.  In  consideration  of  the  administrative  support  services  provided  by a
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Recipient during a calendar quarter,  the Distributor shall make service fee payments to that Recipient  quarterly, within  forty-five  (45) days of the end of each calendar  quarter,  at a rate not to exceed  0.0625%  (0.25% on an annual basis) of the average  during the calendar  quarter of the aggregate net asset value of Shares,  computed as of the  close of each  business  day,  constituting  Qualified  Holdings  owned  beneficially  or of  record by the
Recipient or by its  Customers  for a period of more than the minimum  period (the "Minimum  Holding  Period"),  if any, that may be set from time to time by a majority of the Independent Directors.

                  Alternatively,  the  Distributor  may,  at its  sole  option,  make  the  following  service  fee payments  to any  Recipient  quarterly,  within  forty-five  (45)  days of the end of each  calendar  quarter:  (i)
"Advance  Service Fee  Payments"  at a rate not to exceed 0.25% of the average  during the calendar  quarter of the aggregate  net asset  value of  Shares,  computed  as of the close of  business  on the day such  Shares  are sold, constituting  Qualified Holdings,  sold by the Recipient during that quarter and owned beneficially or of record by the  Recipient or by its  Customers,  plus (ii) service fee payments at a rate not to exceed  0.0625%  (0.25% on an annual basis) of the average  during the calendar  quarter of the aggregate net asset value of Shares,  computed as of the  close of each  business  day,  constituting  Qualified  Holdings  owned  beneficially  or of  record by the
Recipient  or by its  Customers  for a period of more than one (1) year.  At the  Distributor's  sole  option,  the
Advance  Service  Fee  Payments  may be made more often than  quarterly,  and sooner  than the end of the  calendar quarter.  In the event Shares are redeemed  less than one year after the date such Shares were sold,  the Recipient is obligated to and will repay the  Distributor on demand a pro rata portion of such Advance  Service Fee Payments, based on the ratio of the time such Shares were held to one (1) year.

                  The  administrative  support  services  to be  rendered  by  Recipients  in  connection  with the
Accounts may include,  but shall not be limited to, the  following:  answering  routine  inquiries  concerning  the
Fund,  assisting in the  establishment and maintenance of accounts or sub-accounts in the Fund and processing Share redemption  transactions,  making the Fund's investment plans and dividend payment options available, and providing such other  information and services in connection  with the rendering of personal  services and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

                  (ii)     Distribution   Assistance  Fees  (Asset-Based  Sales  Charge)  Payments.   In  its  sole
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discretion  and  irrespective  of whichever  alternative  method of making  service fee payments to  Recipients  is selected by the  Distributor,  in addition  the  Distributor  may make  distribution  assistance  fee payments to a
Recipient  quarterly,  within forty-five (45) days after the end of each calendar quarter,  at a rate not to exceed
0.1875% (0.75% on an annual basis) of the average  during the calendar  quarter of the aggregate net asset value of
Shares  computed as of the close of each business day  constituting  Qualified  Holdings owned  beneficially  or of record by the  Recipient or its  Customers  until such Shares are redeemed or converted to another  class of shares of the Fund, provided however,  that a majority of the Independent  Directors may, but are not obligated,  to set a time period (the  "Recipient  Maximum  Holding  Period")  for making such  payments.  Distribution  assistance  fee payments shall be made only to Recipients that are registered  with the SEC as a  broker-dealer  or are exempt from registration.

                  The  distribution  assistance to be rendered by the  Recipients  in  connection  with the sale of
Shares may include,  but shall not be limited to, the following:  distributing  sales  literature and  prospectuses other than those furnished to current Shareholders,  providing  compensation to and paying expenses of personnel of the Recipient who support the  distribution  of Shares by the Recipient,  and providing such other  information and services in connection with the distribution of Shares as the Distributor or the Fund may reasonably request.

         (c)      A  majority  of the  Independent  Directors  may at any  time or from  time to time  increase  or decrease  the rate of fees to be paid to the  Distributor  or to any  Recipient,  but not to  exceed  the rates set forth above,  and/or  direct the  Distributor  to set,  eliminate  or modify any Minimum  Holding  Period,  Minimum
Qualified  Holdings,  Fund Maximum Holding Period and/or  Recipient  Maximum Holding Period,  and/or to provide for split  requirements so that different time periods apply to shares  afforded  different  shareholder  privileges or other features,  including  without  limitation,  different  Minimum Holding Periods,  Fund Maximum Holding Periods
and/or Recipient  Maximum Holding Periods for shares held subject to systematic  withdrawal  plans. The Distributor shall notify all  Recipients of any Minimum  Holding  Period,  Minimum  Qualified  Holdings,  Fund Maximum  Holding
Periods  and/or  Recipient  Maximum  Holding  Period  that  are  established  and the  rate of  payments  hereunder applicable to  Recipients,  and shall provide each  Recipient with written notice within thirty (30) days after any change in these  provisions.  Inclusion of such  provisions  or a change in such  provisions  in a revised  current prospectus,  statement of additional  information  or  supplement to current  prospectus or statement of additional information shall constitute sufficient notice.

         (d)      The  Service  Fee and the  Asset-Based  Sales  Charge on  Shares  are  subject  to  reduction  or elimination under the limits to which the Distributor is, or may become, subject under the NASD Conduct Rules.

         (e)      Under the Plan, payments may also be made to Recipients:  (i) by  OppenheimerFunds,  Inc. ("OFI")
from its own resources  (which may include  profits  derived from the advisory fee it receives  from the Fund),  or
(ii) by the Distributor (a subsidiary of OFI), from its own resources,  from  Asset-Based  Sales Charge payments or from the proceeds of its borrowings, in either case, in the discretion of OFI or the Distributor, respectively.

(f)      Recipients are intended to have certain rights as third-party  beneficiaries  under this Plan,  subject to the  limitations  set forth below.  It may be presumed  that a Recipient  has provided  distribution  assistance or administrative  support services  qualifying for payment under the Plan if it has Qualified Holdings of Shares that entitle it to payments  under the Plan.  In the event that either the  Distributor  or the Board should have reason to believe that,  notwithstanding  the level of Qualified  Holdings,  a Recipient may not be rendering  appropriate distribution  assistance in connection  with the sale of Shares or  administrative  support  services for Accounts, then the  Distributor,  at the request of the Board,  shall  require the  Recipient to provide a written  report or other information to verify that said Recipient is providing  appropriate  distribution  assistance and/or services in this regard.  If the  Distributor  or the Board of Directors  still is not  satisfied  after the receipt of such report,  either may take appropriate  steps to terminate the Recipient's  status as such under the Plan,  whereupon
such  Recipient's  rights  as  a  third-party  beneficiary  hereunder  shall  terminate.   Additionally,  in  their
discretion,  a majority of the Fund's  Independent  Directors  at any time may remove any broker,  dealer,  bank or other person or entity as a Recipient,  where upon such person's or entity's  rights as a  third-party  beneficiary hereof shall  terminate.  Notwithstanding  any other  provision of this Plan, this Plan does not obligate or in any way make the Fund  liable to make any  payment  whatsoever  to any  person or entity  other  than  directly  to the
Distributor.  The  Distributor  has no obligation to pay any Service Fees or  Distribution  Assistance  Fees to any
Recipient if the  Distributor  has not received  payment of Service Fees or  Distribution  Assistance Fees from the
Fund.

4.       Selection  and  Nomination  of Directors.  While this Plan is in effect,  the selection and  nomination of
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persons to be  Directors  of the Fund who are not  "interested  persons"  of the Fund  ("Disinterested  Directors")
shall be committed to the  discretion of the incumbent  Disinterested  Directors.  Nothing herein shall prevent the incumbent  Disinterested  Directors  from  soliciting  the views or the  involvement of others in such selection or nominations  as long as the final  decision on any such  selection and  nomination is approved by a majority of the incumbent Disinterested Directors.

5.       Reports.  While this Plan is in effect,  the  Treasurer of the Fund shall provide  written  reports to the
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Fund's Board for its review,  detailing  the amount of all payments  made under this Plan and the purpose for which the  payments  were made.  The reports  shall be provided  quarterly,  and shall state  whether all  provisions  of
Section 3 of this Plan have been complied with.

6.       Related  Agreements.  Any agreement  related to this Plan shall be in writing and shall provide that:  (i)
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such  agreement  may be  terminated  at any time,  without  payment of any penalty,  by a vote of a majority of the
Independent  Directors  or by a vote of the  holders  of a  "majority"  (as  defined in the 1940 Act) of the Fund's outstanding  Class B voting shares;  (ii) such termination  shall be on not more than sixty days' written notice to any  other  party to the  agreement;  (iii)  such  agreement  shall  automatically  terminate  in the  event of its
"assignment"  (as defined in the 1940 Act);  (iv) such  agreement  shall go into effect when  approved by a vote of the Board and its  Independent  Directors  cast in person at a meeting  called  for the  purpose  of voting on such agreement;  and (v) such agreement shall,  unless  terminated as herein  provided,  continue in effect from year to year only so long as such  continuance  is  specifically  approved at least annually by a vote of the Board and its
Independent Directors cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and  Amendment.  This Plan has been  approved by a vote of the
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Board and its  Independent  Directors  cast in person at a meeting  called on February 29, 2000, for the purpose of voting on this Plan, and shall take effect as of the date first set forth above.  Unless  terminated as hereinafter provided,  it shall continue in effect until renewed by the Board in accordance  with the Rule and thereafter  from year to year or as the  Board  may  otherwise  determine  but  only  so long as such  continuance  is  specifically approved  at least  annually  by a vote of the  Board  and its  Independent  Directors  cast in person at a meeting called for the purpose of voting on such continuance.

         This Plan may not be amended to  increase  materially  the amount of  payments to be made under this Plan, without  approval of the Class B  Shareholders  at a meeting called for that purpose,  and all material  amendments must be approved by a vote of the Board and of the Independent Directors.

          This Plan may be  terminated  at any time by vote of a majority of the  Independent  Directors  or by the vote of the  holders  of a  "majority"  (as  defined  in the 1940  Act) of the  Fund's  outstanding  Class B voting shares.  In the event of such  termination,  the Board and its Independent  Directors  shall determine  whether the
Distributor  shall be  entitled  to  payment  from the Fund of all or a  portion  of the  Service  Fee  and/or  the
Asset-Based Sales Charge in respect of Shares sold prior to the effective date of such termination.

                                                     Oppenheimer Main Street Funds, Inc.
                                                     On behalf  of its  series  Oppenheimer  Main  Street  Growth &
                                                     Income Fund

                                                              By:  ___________________
                                                                       Andrew J. Donohue
                                                                       Secretary

                                                              OppenheimerFunds Distributor, Inc.

                                                              By: __________________________
                                                                       Katherine P. Feld
                                                                       Vice President and Secretary

700-12b1-B(0301).doc